INTERNET WEB SITE
                            DEVELOPMENT AGREEMENT

THIS AGREEMENT made and entered into on this _____day of _______, ____ by and between 1st Net Technologies, Inc., a Colorado corporation, having offices at 11423 West Bernardo Court, San Diego, California 92127 (hereafter referred to as 1st NET) and _________________________________, having offices at _______
____________________________________________ (hereafter referred to as "___").

WITNESSETH:

     WHEREAS, 1st NET is a business specializing in the building and marketing of "Corporate Due Diligence Web Sites" and the dissemination of information for publicly traded companies on the Internet; and

     WHEREAS, 1st NET desires to enter into an agreement as an independent contractor/consultant whereby 1st NET will provide marketing and database management services for ___; and

     WHEREAS, ___ is a public company that is, at this time, trading its common stock on the OTC Bulletin Board and without however, being an employee; and

     WHEREAS, the parties hereto desire to enter an agreement which will define their rights and responsibilities toward each other.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

1. By mutual consent of both 1st NET and ___, this Agreement shall supersede, and replace the Agreement signed and executed by 1st Net and ___ in an Agreement dated _________________.

2. 1st NET shall at all times act as an independent contractor/consultant in the transaction of its business and shall conduct its activities in accordance with the rules and regulations of the Securities and Exchange Commission, and the long standing recognized practices of the industry. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between ___ and 1st NET.

     This Agreement shall commence on the date hereof and will terminate on the earliest of the following: Twelve (12) Months from the date of this Agreement. Cause shall be determined solely by the following:

     a. Upon termination for cause by ___ upon ten (10) days written notice thereof;
     b.   Material breach of duties by 1st NET of this Agreement;
     c.   Dishonesty related to independent contractor status with ___;
     d.   Violation of any rule or regulation of any regulatory agency;
     e. Any other neglect, act or omission detrimental to the conduct of ___;
     f.   Failure to pay as described in section __;
     g. Upon termination for cause by 1st NET upon ten (10) days written notice. Cause shall be determined solely by the following:
     h. Dishonesty related to material facts regarding the development of the company's projects;


     i.   Violation of any rule or regulation of any regulatory agency; or
     j.   Any other neglect, act or omission detrimental to the conduct of 1st
          NET.

3. 1st NET will perform the services as outlined in Exhibit A & B incorporated herein. 1st NET will disseminate, through the use of the Internet, the contents of the information package and any research reports produced by ___ in order to attract potential investors, the investment community, as well as communication with existing shareholders.

         Exhibit A:

         The focus and purpose of 1st Net's Internet Financial Relations Services is to create an effective presence on the Internet for publicly traded companies. Through a structured program, designed to be all encompassing for the investment community, 1st NET and its clients can accomplish this goal. There are four main areas on which we focus:

      1. The dissemination and presentation of all pertinent corporate information to current and prospective shareholders and the investment community at large via the World Wide Web.
      2. The comprehensive marketing of the sites content in an effective method for a period of Twelve (12) months.
      3.   The development and maintenance of a structured, users database.
      4. Ongoing Development and continuous upgrading and maintenance of the Corporate Due Diligence web site.
      5. As part of the services performed, 1st NET agrees that it shall subcontract, through its wholly owned subsidiary SSP Management Corp., the services whereby ___ will be featured in SSP Management's proprietary Internet Stock Newsletter, www.superstockpick.com.

      EXHIBIT B:

      The focus and purpose of 1st NET's Internet Marketing Services is to create an effective presence on the Internet for company's products and services.

                  Phase ONE:  Initial Site Launch Marketing

      1.   Announcing web site with Internet search engines and directories.
      2.   Target E-Mail extraction and dissemination.
      3.   Business Wire targeted press releases.
      4.   Newsgroup awareness program.
      5.   Research and purchase of keyword banner and placements.
      6.   Ongoing traffic analysis and optimization.
      7. During the course of the term of this Agreement, 1st NET agrees to provide one (1) multi media "due diligence" presentation through its proprietary Financial Web Cast, to be scheduled by mutual agreement of both parties. Both parties further agree that 1st NET shall provide the technology required to perform the Financial Web Cast, and ___ shall incur the cost and preparation of providing the content to be broadcast.
      8. Ten Internet Web Trends reports will be provided to ___, updated and available on a daily basis for a period of one year.

4. 1st NET shall be responsible for the payment of all expenses and taxes or other liabilities, which 1st NET incurs due to the receipt of any compensation as a result of this Agreement.


5. 1st NET shall be free to exercise its own judgment as to the time, place and manner of its actual marketing activities related to this Agreement. ___ acknowledges that 1st NET is engaged in other business activities and that it will continue such activities during the term of this Agreement. 1st NET shall not be restricted from engaging in other business activities during the term of this Agreement. However, 1st NET shall be responsible for providing monthly updates and all material change reports to its proprietary databases.

6. Neither during the terms of this Agreement nor thereafter shall 1st NET use any information acquired by them in a manner adverse to the interests of ___ or do any act to damage the goodwill of ___. 1st NET shall supply to ___ upon request all sources of information and shall not make any untrue statements or misrepresentations, nor fail to state any material fact to ___. 1st NET shall indemnify and hold ___ harmless from the claim of any client or company due to any allegation of fraud or misrepresentation from any and all damages related thereto. This provision shall survive the termination of this Agreement.

7. 1st NET understands and agrees that in performance of its duties hereunder they will have certain confidential and proprietary information ("Information") concerning ___, some of which are confidential, proprietary and may be trade secrets of ___. 1st NET agrees to hold all of such information within its own organization and shall not, without the prior written consent of an authorized officer of ___ utilize, communicate, or otherwise disclose said information, or any part thereof, to any third party in any manner.


              (Payment provisions)



8. In the event that any claim, lawsuit or controversy arises or is brought against ___ or 1st NET as a result of any action or inaction of 1st NET or ___, the expenses incurred, including reasonable attorneys' fees shall be borne by the losing party.

9. This agreement shall supersede all former agreements, which may have existed between the parties hereto, whether oral or written. Neither party may assign this contract nor any payment nor benefits to which the parties may become entitled, without prior written consent.

10. This Agreement shall be deemed an _______, ______ contract and governed by the laws thereof. Any provision of this Agreement prohibited by the laws of any state/province shall, as to such state/province, be ineffectual only to the extent of such prohibition and shall not invalidate the remaining provisions of this Agreement.



11. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS HEREOF, the parties have executed this document as of ____________,
____.

BY:                                          Date: ________________________
     _____________________________


BY:
     _____________________________           Date:
                                                   ________________________